                                   EXHIBIT 11

                     MEADOWBROOK INSURANCE GROUP, INC. AND
                 SUBSIDIARIES COMPUTATION OF PER SHARE EARNINGS

                                                        INCOME             SHARES                PER SHARE
                                                     (NUMERATOR)        (DENOMINATOR)             AMOUNT
                                                     -----------        -------------             ------
                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                     ------------------------------------------------------

Net loss before cumulative effect of
accounting change applicable to common
   shareholders                                      $ (3,661,793)
                                                     ============

BASIC EPS
   Loss before cumulative effect of
   accounting change applicable to common
   shareholders                                                           8,614, 016               $(0.43)
                                                                                                   =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                         -
DILUTED EPS
   Loss before cumulative effect of
   accounting change applicable to common
   shareholders                                                            8,614,016               $(0.43)
                                                                           =========               =======

Cumulative effect of accounting change               $ (1,706,416)
                                                     ============

BASIC EPS
   Cumulative effect of accounting change                                  8,614,016               $(0.19)
                                                                                                   =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                         -
DILUTED EPS
   Cumulative effect of accounting change                                  8,614,016               $(0.19)
                                                                           =========               =======

Net loss applicable to common
   shareholders                                      $ (5,368,209)
                                                     =============

BASIC EPS
   Loss applicable to common shareholders                                  8,614,016               $(0.62)
                                                                                                   =======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                         -
DILUTED EPS
   Loss applicable to common shareholders                                  8,614,016               $(0.62)
                                                                           =========               =======


                                                           FOR NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                     ------------------------------------------------------
   Net income applicable to common
   shareholders                                      $  3,580,219
                                                     ============
BASIC EPS
   Income applicable to common shareholders                                8,693,843               $ 0.41
                                                                                                   ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                   371,822
                                                                           ---------
DILUTED EPS
   Income applicable to common shareholders                                9,065,665               $ 0.39
                                                                           =========               ======

                                   EXHIBIT 11

                     MEADOWBROOK INSURANCE GROUP, INC. AND
                 SUBSIDIARIES COMPUTATION OF PER SHARE EARNINGS


                                                      INCOME                  SHARES            PER SHARE
                                                    (NUMERATOR)            (DENOMINATOR)          AMOUNT
                                                    -----------            -------------          ------

                                                             FOR THE QUARTER ENDED SEPTEMBER 30, 1999
                                                             ----------------------------------------

Net loss applicable to common
   shareholders                                      $(3,856,000)
                                                     ============

BASIC EPS
   Loss applicable to common shareholders                                      8,553,479            $(0.45)
                                                                                                    ======
EFFECT OF DILUTIVE SECURITIES
   Options
DILUTED EPS
   Loss applicable to common shareholders                                      8,553,429            $(0.45)
                                                                               =========            ======




                                                              FOR THE QUARTER ENDED SEPTEMBER 30, 1998
                                                              ----------------------------------------
Net loss applicable to common
   shareholders                                      $(3,566,574)
                                                     ============

BASIC EPS
   Loss applicable to common shareholders                                      8,732,043            $(0.41)
                                                                                                    ======
EFFECT OF DILUTIVE SECURITIES
   Options                                                                       317,158
DILUTED EPS
   Loss applicable to common shareholders                                      9,049,201            $(0.39)
                                                                               =========            ======